SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2015, LifePoint Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the Guarantors party thereto (the “Guarantors”) and Citigroup Global Markets Inc., as representative of the several underwriters named therein, relating to the sale and issuance of $500,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2023 (the “Notes”).

The Notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-202368) under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates serve as lenders under the Company’s existing credit agreement.

The Company expects that the offering of the Notes will be completed on or about December 4, 2015, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of November 19, 2015, by and among the Company, the Guarantors party thereto and Citigroup Global Markets Inc., as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Christy S. Green
		Name:	Christy S. Green
		Title:	Vice President and Corporate Secretary

Dated: November 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of November 19, 2015, by and among the Company, the Guarantors party thereto and Citigroup Global Markets Inc., as representative of the several underwriters named therein.